UNITED SERVICES ADVISORS, INC.
                              AMENDMENT TO BY-LAWS

     The By-Laws of the Corporation are hereby amended by action of the Board of Directors at a meeting held February 10, 1995.

     ARTICLE III DIRECTORS, Section 1. Number of Directors. will be amended to include an additional Paragraph designated as Section 1.1 and will read as follows:

     Section 1.1. The Board of Directors of the Corporation shall consist of 9 directors, of whom 2 shall be nominated by Marleau, Lemire Inc. ("Marleau") (or the successors or assignees of its rights under the Shareholders Agreement hereinafter referred to).

     ARTICLE III DIRECTORS, Section 6. Regular Meetings. will be amended to include an additional Paragraph designated as Section 6.1 and will read as follows:

     Section 6.1 There shall be at least 4 meetings of the Board of Directors of the Corporation annually and inasmuch as reasonably possible, one such meeting during each of its fiscal quarters. In the event that any director nominated by Marleau is unable to attend a meeting of the Board of Directors, Marleau may delegate an observer (who may speak but will not have any voting right) to attend such meeting.

     ARTICLE III DIRECTORS, Section 8. Quorum. shall be amended to include an additional Paragraph designated as Section 8.1 and will read as follows:

     Section 8.1 A quorum of a meeting of each of the Board of Directors and the audit or remuneration committee of the Corporation shall consist of a majority of the directors then forming part of the Board of Directors or such committee, respectively, provided that at least 1 director nominated by Marleau is present at such meeting. Notwithstanding the foregoing, the absence of any or all directors nominated by Marleau at a meeting of the Board of Directors or the audit or remuneration committee previously adjourned for such reason and called for the same purpose shall not prevent a quorum of such meeting if a majority of the directors then forming part of the Board of Directors or such committee, as the case may be, are present thereat.

     ARTICLE III DIRECTORS, Section 9. Committees. shall be amended to include an additional Paragraph designated as Section 9.1 and will read as follows:

     Section 9. 1. Each of the audit and remuneration committees of the Corporation shall include at least 1 representative designated by Marleau. In the event that any such representative of Marleau is unable to attend a meeting of any such committee,

     Marleau may delegate an observer (who may speak but will not have any voting right) to attend such meeting.

     ARTICLE III DIRECTORS, a Section 12 be included to read as follows:

     Section 12. Books of Account and Records. The books of account and records of the Corporation shall be kept and maintained at all times at the head office of the Corporation and Marleau shall have the same right of access to such books of account and records that a director of a corporation constituted under the BUSINESS CORPORATION ACT (TEXAS) has thereunder.

     ARTICLE III NOTICES, Sections 6 and 7. Regular Meetings and Special Meetings. shall be amended to include an additional Paragraph designated as
     Section 7.1 and shall read as follows:

     Section 7.1 Notices of convocation in respect of each regular or special meeting of the Board of Directors or the audit or remuneration committee of the Corporation shall be given to each director or member of such committee, respectively, at least 25 hours prior to each such meeting, containing an agenda for such meeting.

     ARTICLE IV NOTICES, Section 2. Waiver. shall be amended to include an additional Paragraph designated as Section 2.1 and will read as follows:

     Section 2.1. The presence in person or participation by conference call of a director at any such meeting shall be deemed to be a waiver of notice for the meeting, unless such director objects to the holding of the meeting on the basis that same is not regularly held or called.

The Board of Directors' action provided further that each of the amendments to the By-Laws set forth above and as stipulated by the Shareholders Agreement dated December 7, 1994, will be revoked upon termination of the Shareholders Agreement.

                          UNITED SERVICES ADVISORS INC.
                              AMENDMENT TO BY-LAWS

     RESOLVED: That Article II, Section 2 of the By-Laws of the Company is hereby amended to read as follows:

          "Section 2. Annual Meetings. Annual meeting of the shareholders shall be held within 120 days after the expiration of the Corporation's fiscal year, at which meeting the shareholders shall elect Directors and transact such other business as may properly be brought before the meeting.

Amended by Action of Board of Directors at a meeting held April 18, 1991.

     The ByLaws of the  Corporation  are hereby  amended by  deleting  therefrom
Article VIII - Indemnity, in its entirety, and substituting in its place the following:

                                  ARTICLE VIII
                                    INDEMNITY

     Section 1. Indemnification of Directors and Officers. The Corporation shall, to the fullest extent to which it is empowered to do so by the Texas Business Corporation Act or any other applicable laws as may from time to time be in effect, indemnify any person who was, is or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietary, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. The Corporation's obligations under this
Section include, but are not limited to, the convening of any meeting, and the consideration of any matter thereby, required by statute in order to determine the eligibility of an officer or director for indemnification. The Corporation's obligation to indemnify and to prepay expenses under this Section shall arise, and all rights granted to directors, officers, employees or agents hereunder shall vest, at the time of the occurrence of the transaction or event to which such action, suit or proceeding relates, or at the time that the action or conduct to which such action, suit or proceeding relates was f irst taken or engaged in (or omitted to be taken or engaged in), regardless of when such action, suit or proceeding is first threatened, commenced or completed. Notwithstanding any other provision of these Bylaws or the Articles or
Certificate  of  Incorporation  of  the  Corporation,  no  action  taken  by the
Corporation,   either  by  amendment  of  the  Bylaws  or  the   Certificate  of
Incorporation of the Corporation or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under this Article VIII which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is taken. Further, if any provision of this Article VIII shall be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired.

     Section 2. Insurance. The Board of Directors shall have, in its discretion, the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the Texas Business Corporation Act, the articles of incorporation or these Bylaws.

Amended by Action of the Board of Directors at a meeting held October 4, 1988.

                            AMENDMENT TO THE BY-LAWS

     "RESOLVED: That Article VIII, Section 2 for permissive indemnification of Directors and Section 5 of that Section of the By- Laws of the Company is hereby amended to read as follows:

         "That United Services Advisors, Inc. hereby does and will indemnify its Directors, Officers, Employees, Agents and Others who are, or, are threatened to be made a named defendant or respondent in a proceeding because the person is or was a Director and/or Officer, Employee, Agent or Other of the Corporation. Determination of indemnification and advancement of expenses must be made in the manner specified in Section 4 of Article VIII and the Texas Business Corporation Act ("TBCA"), and provided that such person otherwise meets the provisions of Section 2.,
         3. and 5. of Article VIII of the By-Laws and TBCA."

Amended by Action of the Board of Directors at a meeting held April 29, 1987.

                              AMENDMENT TO BY-LAWS


     RESOLVED: That Article II, Section 2 of the By-Laws of the Company is hereby amended to read as follows:

     "Section 2. Annual Meetings. Annual meetings of the shareholders shall be held on the last Friday in February of each year, at which meeting the shareholders shall elect Directors and transact such other business as may properly be brought before the meeting."

Amended by Action of Directors by Unanimous  Written  Consent  Dated  October 4,
1985.

                                     BY-LAWS
                                       OF
                         UNITED SERVICES ADVISORS, INC.

                                    ARTICLE I
                                     OFFICES

     Section 1. Principal Office. The principal office of the Corporation shall be 5300 Woodway Park, 11333 IR 10 West, San Antonio, Bexar County, Texas.

     Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                                  SHAREHOLDERS

     Section 1. Time and Place of Meeting. All meetings of the shareholders shall be held at such time and at such place within or without the State of Texas as shall be determined by the Board of Directors.

     Section 2. Annual Meetings. Annual meetings of the shareholders shall be held within 120 days after the expiration of the Corporation's fiscal vear, at which meeting the shareholders shall elect Directors and transact such other business as may properly be brought before the meeting.

     Section 3. Special Meetings. Special meetings of the shareholders may be called at any time by the President or the Board of Directors, and shall be called by the President or Secretary at the request in writing of the holders of not less than ten percent (10%) of all the shares issued, outstanding and entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at special meetings shall be confined to the purposes stated in the notice of the meeting.

     Section 4. Notice. Written or printed notice stating the place, day and hour of any shareholders' meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, Secretarv, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, to the shareholder at his/her address as it appears on the stock transfer books of the Corporation.

     Section 5. Record Date. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such record date to be not less than ten (10) nor more than fifty (50) days prior to such meeting, or the Board of Directors may close the stock transfer books for such purpose for a period of not less than ten (10) nor more than fifty (50) days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date.

     Section 6. List of Shareholders. The officer or agent of the Corporation having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of voting shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any such shareholder at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meetings of shareholders.

     Section 7. Quorum. The holders of a majority of the issued and outstanding shares and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by the Texas Business Corporation Act (herein called the "Act"). If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. When any adjourned meeting is reconvened and a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. Once a quorum is constituted, the shareholders present or represented by proxy at a meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal therefrom of such number of shareholders as to leave less than a quorum.

     Section 8. Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the shares present or represented by proxy at such meeting and entitled to vote shall be the act of the shareholders, unless the vote of a different number is required by the Act, the Articles of Incorporation or these By- Laws. The holders of shares of Class A

Common Stock shall have full voting rights at any annual or special meeting of the shareholders and as provided in the Texas Business Corporation Act. The holders of shares of Class B Common Stock shall have no power to vote at any annual or special meeting of the shareholders, except as may be required by the Texas Business Corporation Act.

     Section 9. Proxy. Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share having voting power held by such shareholder. Every proxy must be executed in writing by the shareholder or by his duly authorized attorney-in-fact, and shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided therein. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law.

     Section 10. Action by Written Consent. Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of shareholders.

     Section 11. Meetings by Conference Telephone. Shareholders may participate in and hold meetings of shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transactions of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE III
                                    DIRECTORS

     Section 1. Number of Directors. The number of directors of the Corporation shall be from 3 to 11. The Board of Directors shall each year prior to the annual shareholders meeting determine the number of directors that the Corporation shall have for the ensuing year. Directors shall be elected at the annual meeting of the shareholders, except as provided in Section 2 of this Article, and each director shall hold office until his/her successor is elected and qualified. Directors need not be shareholders of the Corporation or residents of the State of Texas.

     Section 2. Vacancies. Any vacancy occurring in the Board of Directors maybe filled by the affirmative vote of a majority of the remaining directors, though the remaining directors may constitute less than a quorum of the Board of Directors as fixed by Section 8 of this Article. A director elected to fill a vacancy shall be elected for the unexpired term of his/her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders or by election at an annual meeting or at a special meeting of shareholders called for that purpose; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders. At any annual meeting of shareholders, or any special meeting called for such purpose, any director may be removed from office, for or without cause, though his/her term may not have expired.

     Section 3. General Powers. The business of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and do all such lawful acts and things as are not by the Act, the Articles of Incorporation or by these By- Laws directed or required to be exercised or done by the shareholders.

     Section 4. Place of Meetings. The directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Texas.

     Section 5. Annual Meetings. The first meeting of each newly elected Board of Directors shall be held without further notice immediately following the annual meeting of the shareholders, and at the same place, unless by unanimous consent of the directors then elected and serving such time or place shall be changed.

     Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

     Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the President on two days' notice to each director, either personally or by mail or by telegram. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of any two (2) directors.

     Section 8. Quorum. At all meetings of the Board of Directors the presence of a majority of the then serving directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Act, the Articles of Incorporation or these By-Laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

     Section 9. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate committees, each committee to consist of two or more directors, which committees shall have such power and authority and shall perform such functions as may be provided in such resolution. Such committee or committees shall have such name or names as may be designated by the Board of Directors and shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

     Section 10. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee designated by the Board of Directors may be taken without a meeting if a written consent, setting forth the action so taken, is signed by all the members of the Board of Directors or of such committee, and such consent shall have the same force and effect as a unanimous vote at a meeting.

     Section 11. Meetings by Conference Telephone. Members of the Board of Directors or members of any committee designated by the Board of Directors may participate in and hold a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transactions of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE IV
                                     NOTICES

     Section 1. Form of Notice. Whenever under the provisions of the Act, the Articles of Incorporation or these By-Laws, notice is required to be given to any director or shareholder, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given in writing, by mail, postage prepaid, addressed to such director or shareholder at such address as appears on the books of the Corporation. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same be thus deposited, postage prepaid, in the United States mail as aforesaid.

     Section 2. Waiver. Whenever any notice is required to be given to any director or shareholder of the Corporation, under the provisions of the Act, the Articles of Incorporation or these By- Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice.

                                    ARTICLE V
                                    OFFICERS

     Section 1. In General. The officers of the Corporation shall be elected by the Board of Directors and shall be a President, a Vice President, a Secretary, a Treasurer and/or a Comptroller. The Board of Directors may also, if it chooses to do so, elect a Chairman of the Board, additional Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers, all of whom shall also be officers. Two or more offices may be held by the same person.

     Section 2. Election. The Board of Directors at its first meeting after such annual meeting of the shareholders shall elect a President and, if it so chooses, may elect a Chairman of the Board, both of whom shall be members of the Board, but-the other officers need not be members of the Board. The Board of Directors may appoint such other officers and agents as it shall deem necessary and may determine the salaries of all officers and agents from time to time. The officers shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed, for or without cause, at any time by a majority vote of the whole Board. Election or appointment of an officer or agent shall not of itself create contract rights.

     Section 3. Chairman. The Chairman of the Board of Directors, if there be a Chairman, shall preside at all meetings of the shareholders and the Board of Directors and shall have such other powers as may from time to time be assigned by the Board of Directors.

     Section 4. President. The President shall be the chief executive officer of the Corporation, shall preside at all meetings of the shareholders and the Board of Directors, if a Chairman of the Board has not been elected, and shall have the general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute all contracts requiring a seal and shall also execute any mortgages, conveyances or other legal instruments in the name of and on behalf of the Corporation, but this provision shall not prohibit the delegation of such powers by the Board of Directors to some other officer, agent or attorney-in-fact of the Corporation.

     Section 5. Vice Presidents. The Vice President or, if there be more than one, the Vice Presidents in the order of their seniority or in any other order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall generally assist the President and perform such other duties as the Board of Directors shall prescribe.

     Section 6. Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for any other committees of the Board when required. He/she shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he/she shall be. He/she shall keep in safe custody the seal of the Corporation.

     Section 7. Assistant Secretaries. Any Assistant Secretary shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as may be prescribed by the Board of Directors or the President.

     Section 8. Treasurer. The Treasurer shall have the custody of all corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements of the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He/she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, AND shall render to the President and Directors, at the regular meetings of the Board or whenever they may require it, an account of all his/her transactions as Treasurer and of the financial condition of the Corporation, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

     Section 9. Comptroller. The Comptroller shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as may be prescribed by the Board of Directors or the President.

                                   ARTICLE VI
             CERTIFICATES REPRESENTING SHARES/UNCERTIFICATED SHARES

     Section 1. Form of Certificates/Uncertificated Shares. The Corporation shall deliver certificates representing all shares to which shareholders are entitled; or the shares of the Corporation may be uncertificated shares as provided by resolution of the Board of Directors. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors and shall be numbered consecutively and entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof the holder's name,

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the number, class of shares, and the par value of the shares or a statement that the shares are without par value. They shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof if the Corporation shall then have a seal. If any certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation or an employee of the Corporation, the signatures of the Corporation's officers may be facsimilies. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on such certificate or certificates, shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have
been  delivered  by  the  Corporation  or  its  agents,   such   certificate  or
certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

     Section 2. Lost Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing the issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the lost or destroyed certificate, or his/her legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

     Section 3. Transfer of Shares. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney and, upon surrender to the Corporation or to the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 4. Registered Shareholders. The Corporation shall be entitled to recognize the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

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                                   ARTICLE VII
                               GENERAL PROVISIONS

     Section 1. Dividends. Dividends upon the outstanding shares of the Corporation, subject to the provisions of the Act and of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, provided that all such declarations and payments of dividends shall be in strict compliance with all applicable laws and the Articles of Incorporation. The Board of Directors may fix in advance a record date for the purposes of determining shareholders entitled to receive payment of any dividend, such record date to be not more than fifty (50) days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than fifty (50) days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend shall be the record date.

     Section 2. Fiscal Year. The fiscal year of the Corporation shall be the period from July 1 through June 30 of each year.

     Section 3. Seal. The Corporation shall have a seal and said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced. Any officer of the Corporation shall have authority to affix the seal to any document requiring it.

     Section 4. Annual Statement. The Board of Directors shall present at each annual meeting and when called for by vote of the shareholders at any special meeting of the shareholders, a full and clear statement of the business and condition of the Corporation.

                                  ARTICLE VIII
                                    INDEMNITY

     Section 1. Definitions. When used in this Article, unless the context otherwise requires:

          (a) the term "Corporation" includes any domestic or foreign predecessor entity of the Corporation in a merger, consolidation, or other transaction in which the liabilities of the predecessor are transferred to the Corporation by operation of law and in any other transaction in which the Corporation assumes the liabilities of the predecessor but does not specifically exclude liabilities that are the subject matter of this Article;

          (b) the term "director" means any person who is or was a director of the Corporation and any person who, while a director of the Corporation, is or was serving at the


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     request of the  Corporation  as a  director,  officer,  partner,  venturer, proprietor,  trustee,  employee,  agent, or similar  functionary of another
     foreign  or  domestic   corporation,   partnership,   joint  venture,  sole
     proprietorship, trust, employee benefit plan, or other enterprise;

          (c) the term "expenses" includes court costs and attorneys' fees;

          (d) the term "official capacity" means (a) when used with respect to a director, the office of director in the Corporation and (b) when used with respect to a person other than a director, the elective or appointive office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation, but in each case does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise; and

          (e) the term "proceeding" means any threatened, pending, or contemplated action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

     Section 2. Permissive Indemnification of Directors. The Corporation may indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director of the Corporation only if it is determined in accordance with the procedure set forth in Section 4 of this Article that the person:

          (a) conducted himself/herself in good faith,

          (b) reasonably believed (a) in the case of conduct in his/her official capacity as a director of the Corporation, that his/her conduct was in the Corporation's best interest and (b) in all other cases, that his/her conduct was at least not opposed to the Corporation's best interests, and

          (c) in the case of any criminal proceeding, had no reasonable cause to believe his/her conduct was unlawful.

     A person may not be indemnified under this Section for obligations resulting from a proceeding (a) in which he/she is found liable on the basis that personal benefit was improperly received by him/her, whether or not the benefit resulted from an action taken in his/her official capacity, or (b) in which he/she is found liable to the Corporation. The termination of a proceeding by judgment, order, settlement, or conviction, or on a plea of nolo contenders or its equivalent is not of itself determinative that the person did not meet the requirements set forth in this

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

Section. A person may be indemnified under this Section against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by him/her in connection with the proceeding; but, if the proceeding was brought by or on behalf of the Corporation, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding.

     Section  3.  Payment  or  Reimbursement  of  Expenses  in  Advance of Final
Disposition. Reasonable expenses incurred by a director who was, is, or is threatened to be made a named defendant or respondent in a proceeding may be paid or reimbursed by the Corporation in advance of the final disposition of the proceeding after:

          (a) the Corporation receives a written affirmation by the person of his/her good faith belief that he has met the standard of conduct necessary for indemnification under this Article and a written undertaking by or on behalf of the person to repay the amount paid or reimbursed if it is ultimately determined that he/she has not met those require- ments, and

          (b) a determination that the facts then known to those making the determination would not preclude indemnification under this Article.

     The written undertaking required by this Section must be an unlimited general obligation of the director but need not be secured. It may be accepted without reference to financial ability to make repayment. Determinations and authorizations of payment under this Section must be made in the manner specified by Section 4 of this Article for determining that indemnification is permissible. Notwithstanding any other provision of this Article, the Corporation may pay or reimburse expenses incurred by a director in connection with his/her appearance as a witness or other participation in a proceeding at a time when he/she is not a named defendant or respondent in the proceeding.

     Section 4. Determination of Indemnification and Payment or Reimbursement of Expenses. A determination of indemnification or payment or reimbursement of expenses under this Article must be made:

          (a) by a majority vote of a quorum consisting of directors who at the time of the vote are not named defen- dants or respondents in the proceeding;

          (b) if such a quorum cannot be obtained, by a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the proceeding;

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


          (c) by special legal counsel selected by the Board of Directors or a committee thereof by vote as hereinbefore set forth in this paragraph, or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors; or

          (d) by the shareholders in a vote that excludes the shares held by directors who are named defendants or respon- dents in the proceeding.

     Authorization of indemnification and determination as to reason- ableness of expenses must be made in the same manner as set forth in this Section for the determination that indemnification is permissible, except that if the determination that indemnifica-tion is permissible is made by special legal counsel, authoriza-tion of indemnification and determination as to reasonableness of expenses must be made in the manner specified by this Section for the selection of special legal counsel.

     Section 5. Permissive Indemnification of Officers, Em- ployees, Agents and Other. The Corporation may indemnify and advance expenses to an officer, employee, or agent of the Corpo- ration and to nominees and designees (who are not or were not officers, employees, or agents of the Corporation) who are or were serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corpora-tion, partnership, joint venture, sole proprietorship, trust, or other enterprise, or employee benefit plan to the same extent that it may indemnify and advance expenses to directors under this Article. Determinations of indemnification and advancement of expenses under this Section must be made in the manner speci-fied by Section 4 of this Article.

     Section 6. Mandatory Indemnification of Directors and Officers. The Corporation shall indemnify any director or officer of the Corporation against reasonable expenses incurred by him/her in connection with a proceeding in which he/she is a party because he/she is a director or officer of the Corporation if he/she has been wholly successful, on the merits or otherwise, in the defense of the proceeding. If, in a suit for the indemnification required by this Section, a court of competent jurisdiction determines that the director or officer is entitled to indemnification under this Section and Article 2.02-1 H of the Texas Business Corporation Act, the court shall order indemnification and shall award to the director or officer the expenses incurred in securing the indemnification.

     Section 7. Liability Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, partner,, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprie- torship, trust, other enterprise, or employee benefit plan, against any liability asserted against him/her and incurred by him/her in such a capacity or arising out of his/her status as such a person, whether or not the Corporation would have the power to indemnify him/her against that liability under this Article and the provisions of the Texas Business Corporation Act.

     Section S. Report to Shareholders. Any indemnification of or advance of expenses to a director in accordance with this Article shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting pursuant to Article 9.10A of the Texas Business Corporation Act and, in any case, within the twelve-month period immediately following the date of the indemnification or advance.

     Section 9. Special Provisions for Employee Benefit Plans. For purposes of this Article, the Corporation is deemed to have requested a director to serve an employee benefit plan whenever the performance by him/her of his/her duties to the Corporation also imposes duties on or otherwise involves services by him/her to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law are deemed fines. Action taken or omitted by a director with respect to an employee benefit plan in the performance of his/her duties or a purpose reasonably believed by him/her to be in the interest of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interests of the Corporation.

                                   ARTICLE IX
                                     BY-LAWS

     Section 1. Amendments. These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the Board of Directors at any regular meeting or at any special meeting called for that purpose.

     Section 2. When By-Laws Silent. It is expressly recognized that when the By-Laws are silent as to the manner of performing any corporate function, the provisions of the Texas Business Corporation Act shall control.

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